Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement No. 333-211884 on Form S-8, of our report dated June 29, 2017, relating to the financial statements and financial statement schedule of Manitowoc Foodservice, Inc. 401(k) Retirement Plan included in this Annual Report on Form 11-K of Manitowoc Foodservice, Inc. 401(k) Retirement Plan which appears in this Form 11-K.

/s/ Wipfli LLP

Wipfli LLP
June 29, 2017
La Crosse, Wisconsin